UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2021

Change Healthcare Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38961	82-2152098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

424 Church Street, Suite 1400

Nashville, Tennessee 37219

(Address of Principal Executive Offices) (Zip Code)

(615) 932-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CHNG	The Nasdaq Stock Market LLC
6.00% Tangible Equity Units	CHNGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 5, 2021, Change Healthcare Inc., a Delaware corporation (“Change” or the “company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with UnitedHealth Group Incorporated (“Parent”) and Cambridge Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”). Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the company and the company will survive the merger as a wholly owned subsidiary of Parent (the “Merger”), subject to regulatory approvals and other customary closing conditions.

On December 16, 2021, the compensation committee of the Change board of directors (the “Change compensation committee”) took actions to preserve certain compensation-related corporate income tax deductions for the company that might otherwise be disallowed as a result of the Merger through the operation of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). Specifically, the Change compensation committee approved the accelerated vesting of specified equity awards that would otherwise vest in calendar year 2022 for the following named executive officers, Neil E. de Crescenzo, President and Chief Executive Officer, Fredrik Eliasson, Executive Vice President and Chief Financial Officer and Roderick H. O’Reilly, Executive Vice President and President, Software and Analytics, as well as for other employees who are not named executive officers. In addition to preserving certain tax deductions for the company, these actions are also expected to reduce or eliminate the amount of excise taxes that might otherwise be payable by Messrs. De Crescenzo, Eliasson and O’Reilly, pursuant to Sections 280G and 4999 of the Code, assuming the Merger occurs.

The Change compensation committee approved the accelerated vesting and settlement, effective as of December 28, 2021, of a portion of the time-based RSUs granted to our named executive officers on April 1, 2021 (the “April RSUs”), June 17, 2020 (the “June RSUs”) and August 20, 2019 (the “August RSUs”), that, prior to the action by the Change compensation committee, were otherwise scheduled to vest on April 1, 2022, June 17, 2022 and August 1, 2022, respectively. The number of April RSUs, June RSUs and August RSUs held by the following named executive officers that vested and settled, as of December 28, 2021, is as follows: for Mr. Crescenzo, 72,369 April RSUs, 65,847 June RSUs and 49,774 August RSUs; for Mr. Eliasson, 39,200 April RSUs, 35,667 June RSUs and 17,313 August RSUs; and for Mr. O’Reilly, 15,077 April RSUs, 13,718 June RSUs and 9,955 August RSUs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGE HEALTHCARE INC.

By:	/s/ Loretta A. Cecil
Name: Loretta A. Cecil
Title: Executive Vice President, General Counsel

Date: January 4, 2022